SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Bucyrus International, Inc.

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BUCYRUS INTERNATIONAL, INC.

Q&A FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

    The following questions and answers are intended to be read in connection with the proxy statement for the 2011 annual meeting of stockholders (the “Annual Meeting”) of Bucyrus International, Inc. (the “Company”) to be held on Thursday, April 21, 2011 at 10 a.m. Central Daylight Time at the Company’s Oak Creek facility located at 6744 South Howell Ave., Oak Creek, Wisconsin. For more information on the Annual Meeting, please refer to the Company’s proxy statement as filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2011. The Company urges stockholders to read documents that are or may be filed with the SEC when they are available because they will contain important information.

Q1. Who can vote at the Annual Meeting?

A: Only holders of record of the Company’s common stock at the close of business on February 23, 2011 (“Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 81,449,954 shares of the Company’s common stock were outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted for stockholder approval at the Annual Meeting.

Q2. On what proposals am I being asked to vote?

A: Stockholders are being asked to vote on the following at the Annual Meeting:

•           Proposal 1: To elect three persons to the Company’s Board of Directors;

•           Proposal 2: To conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

•           Proposal 3: To conduct an advisory vote on the frequency of the advisory stockholder vote on executive compensation;

•           Proposal 4: To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2011; and

•           To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

Q3. In what manner may I vote my shares?

A: The Company hopes that you will be able to attend the meeting in person, but if you are unable to do so, you are encouraged to vote your shares over the Internet or by telephone as the Company describes in the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the proxy card by mail, please complete, sign and promptly mail back the proxy card using the return postage paid envelope provided. If, for any reason, you should change your plans, you may revoke your proxy card at any time before the meeting. Mailing your proxy card in the enclosed return envelope will not limit your right to vote in person or to attend the Company’s annual meeting of stockholders.

Q4. Are the Company’s proxy materials available on the Internet?

A: Yes. The Company’s proxy statement for the Annual Meeting and the Company’s 2010 Annual Report to Stockholders are available at http://materials.proxyvote.com/118759.

Q5: How will shares represented by unmarked proxies be voted?

A. The Company will vote your shares as you direct on your properly executed proxy card. The shares represented by executed but unmarked proxies will be voted (i) FOR the election to the Company’s Board of Directors of the nominees for director named in the proxy statement, (ii) FOR approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement, (iii) FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011, and (iv) on such other business or matters as may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the form of proxy. Shares represented by executed but unmarked proxies will be treated as abstentions with respect to the advisory vote on the frequency of future advisory votes on executive compensation.

Q6. What is the required vote for each proposal being presented at the Annual Meeting?

A: The following summarizes the required vote for each proposal being presented at the Annual Meeting:

Proposal 1: Directors are elected by a plurality of the votes cast at the Annual Meeting. To be elected by a “plurality” of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to “withhold authority,” by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

Proposal 2: The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at the Annual Meeting is required to approve the advisory vote on compensation of our named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3: The frequency of the advisory vote on executive compensation receiving the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the advisory vote on executive compensation that stockholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Proposal 4: The affirmative vote of the holders of a majority of shares of the Company’s common stock represented and entitled to vote at our Annual Meeting is required for ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2011. Abstentions will have the same effect as votes against.

Q7. Is a quorum required to take action at the Annual Meeting?

A: Yes. A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company’s stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors or with respect to the advisory vote on the compensation of our named executive officers or the frequency of such votes in the future) will count toward the quorum requirement.

Q8. Why are some of the numbers included in the Annual Meeting proxy statement relating to payments to the Company’s officers upon a Company change in control or other potential termination of employment different than the numbers presented in the proxy statement for the special meeting of stockholders to approve the merger with Caterpillar Inc.?

A: The numbers presented in the Company’s proxy statement for its special meeting of stockholders held on January 20, 2011 relating to cash severance payments to the Company’s officers in connection with the proposed merger with Caterpillar Inc. were based on certain assumptions, including a value of restricted stock that vested in 2010, the exercise of stock appreciation rights that were exercisable after December 1, 2010 and on or prior to December 31, 2010 based on a Company stock price of $89.00 and compensation data available as of the date of the special meeting proxy statement, while the numbers relating to the cash severance payments presented in the proxy statement for the Annual Meeting are based on a value of the restricted stock and exercise of stock appreciation rights based on a Company stock price of $89.40 (the closing price of the Company’s common stock on December 31, 2010) and currently available compensation information. Changes from the proxy statement for the special meeting with respect to the payments reflected for the Supplemental Executive Retirement Plan and the Deferred Compensation Plan are attributable to additional contributions and earnings under the respective plans since the filing of the proxy for the special meeting. Additionally, certain information regarding equity awards held by the Company’s officers was updated in the proxy statement for the Annual Meeting to reflect additional grants of equity awards received by these officers between the date of the proxy statement for the special meeting of stockholders and the date of the proxy statement for the Annual Meeting.

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